U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

BANRO CORPORATION

(Exact name of registrant as specified in its charter)

CANADA (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employment Identification No.)

1 First Canadian Place

100 King Street West, Suite 7070

P.O. Box 419

Toronto, Ontario Canada M5X 1E3

(Address of principal executive offices)

Title of each class of securities to be so registered: Warrants	Name of each exchange on which each class is to be registered: American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates (if applicable): 333-153292

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

A description of the warrants of the Registrant to be registered hereunder is set forth under the caption “Description of Securities Being Offered—Warrants” in the Registrant’s Registration Statement on Form F-10 (File No. 333-153292), filed with the Securities and Exchange Commission on September 2, 2008 (the “Registration Statement”), which description is incorporated herein by reference as filed.

Such description of the warrants is not complete and is qualified in its entirety by reference to the full text of the warrant indenture governing the warrants, a copy of which is filed as Exhibit 7.1 to Amendment No 1. to the Registration Statement and is incorporated herein by reference.

Item 2.	Exhibits.

See the Exhibit Index hereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   September 12, 2008

BANRO CORPORATION

By: /s/ Donat K. Madilo
Donat K. Madilo Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number:	Description of Exhibit:
4.1

Form of Warrant Indenture (incorporated by reference to Exhibit 7.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-10 (File No. 333-153292) filed with the Securities and Exchange Commission on September 11, 2008).